EXHIBIT 17

                               POWER OF ATTORNEY


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                                POWER OF ATTORNEY

         The undersigned, being all of the Trustees of The Phoenix Edge Series Fund, do hereby constitute and appoint each of Dona D. Young, Edwin L. Kerr, and Simon Y. Tan as our true and lawful attorneys and agents, and with full power to act without the others, are hereby authorized, empowered and directed to take all action necessary, on behalf of the Fund, in order to comply with the Securities Act of 1933, the Investment Company Act of 1940 and any other applicable Federal laws, including the filing of registration statements, any amendments to registration statements, any undertakings, any applications for exemptions from the Investment Company Act of 1940 or other applicable Federal laws, any filings with any state agency with respect to the Funds' Declaration of Trust, and any or all amendments to the foregoing as such attorneys and agents shall deem necessary or appropriate relating to said mutual fund. The undersigned hereby ratify and confirm our signature as it may be signed by said attorneys and agents.

         We hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

         We hereby further revoke any and all powers of attorney previously given by us with respect to the above-named mutual fund, provided that this revocation shall not affect the exercise of such powers prior to the date hereof.

         WITNESS our hand and seal on the date set forth below.

Date:    December __, 1999


/s/ Frank Elmer                                  /s/ John Mallin
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Frank Elmer, Trustee                             John Mallin, Trustee


/s/ John Fabian                                  /s/ Timothy Shriver
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John Fabian, Trustee                             Timothy Shriver, Trustee


/s/ Eunice Groark                                /s/ Simon Tan
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Eunice Groark, Trustee                           Simon Tan, Trustee